DUANE, MORRIS & HECKSCHER

                                             ATTORNEYS AT LAW
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
122 E. 42nd STREET, SUITE 3300               ONE LIBERTY PLACE                 1201 MARKET STREET, SUITE 1500
      NEW YORK, NY 10168                PHILADELPHIA, PA 19103-7396               WILMINGTON, DE 19801-0195
                                              (215) 979-1000
      314 S. STATE STREET                                                          305 NORTH FRONT STREET
        DOVER, DE 19901                             FAX                           HARRISBURG, PA 17108-1003
                                              (215) 979-1020
51 HADDONFIELD ROAD, SUITE 340                                                   968 POSTAL ROAD, SUITE 200
  CHERRY HILL, NJ 08002-4810                                                      ALLENTOWN, PA 18109-0400

ONE GATEWAY CENTER, SUITE 1210                                                   735 CHESTERBROOK BOULEVARD
       NEWARK, NJ 07102                                                             WAYNE, PA 19087-5638

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                                 January 2, 1997


The Board of Directors of
Surgical Laser Technologies, Inc.
147 Keystone Drive
Montgomeryville, Pennsylvania 18936

Gentlemen:

         We have acted as counsel to Surgical Laser Technologies, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of up to 300,000 shares (the "Shares") of common stock, $.01 par value ("Common Stock"), of the Company pursuant to the Surgical Laser Technologies, Inc. Equity Incentive Plan (the "Plan").

         As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Certificate of Incorporation, as amended to date, By-Laws, the corporate minutes and other proceedings and records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

         Based upon the foregoing, it is our opinion that each of the Shares, when issued in accordance with the terms and conditions of the Plan and of any option, right or award granted thereunder, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.

         We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                            Sincerely,

                                            /s/ Duane, Morris & Heckscher